EXHIBIT 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT

PURSUANT TO THE

ANGIODYNAMICS, INC.

2004 STOCK AND INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT executed in duplicate as of [DATE], (the “Grant Date”), between AngioDynamics, Inc., a Delaware corporation (the “Company”), and [NAME OF GRANTEE], an employee of the Company or one of its Subsidiaries (the “Employee”).

In accordance with the provisions of the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan (the “Plan”), the Compensation Committee of the Company’s Board of Directors (the “Committee”) has authorized the execution of this Agreement and issuance of shares pursuant thereto. Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings as are set forth in the Plan. All references to Sections in this Agreement refer to Sections of this Agreement unless otherwise indicated.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.

GRANT OF RESTRICTED STOCK UNIT AWARD. The Company hereby grants to the Employee an award of [# Restricted Stock Units] restricted stock units on the terms and subject to the conditions set forth in the Plan and this Agreement (each a “Restricted Stock Unit” and, collectively, the “Award”). The Award entitles the Employee to receive, without payment to the Company and at the applicable time provided by Section 4 (if any), a number of shares of Common Stock equal to the number of the Restricted Stock Units (if any) that become non-forfeitable pursuant to Section 2, subject, however, to Section 3 and the other provisions of this Agreement. Any provision of this Agreement to the contrary notwithstanding, in no event may the Employee receive pursuant to this Agreement a number of shares of Common Stock that exceeds the number of Restricted Stock Units stated above in this Section 1, unless the excess is attributable solely to an adjustment pursuant to Section 5 of this Agreement or Section 10 of the Plan.

2.	VESTING OF RESTRICTED STOCK UNITS.

(a)

Normal Vesting Date. Subject to Sections 2(b), (c), (d) and (e) and Section 3, the Employee must continue to be employed by the Company or a Subsidiary through the close of the Company’s fiscal year that ends on or about May 30, 2009 for any of the Restricted Stock Units to become non-forfeitable. If the Employee continues to be employed by the Company or a Subsidiary through the close of that fiscal year (the “Normal Vesting Date”), all of the Restricted Stock Units shall thereupon become non-forfeitable.

(b)

Partial Acceleration of Vesting in Event of Death or Disability. Notwithstanding Section 2(a) but subject to Section 3, if the Employee ceases to be employed by the Company or a Subsidiary before the Normal Vesting Date as a result of death or Disability, then on the date of such cesssation of employment a number of the Restricted Stock Units (rounded to the nearest whole Restricted Stock Unit) will become non-forfeitable equal to the number of Restricted Stock Units set forth in Section 1 multiplied by a fraction which shall in no event exceed the number one, the numerator of which fraction shall be the number of full and partial months (rounded to the nearest half-month) that have elapsed from the Grant Date until the date of termination of employment as a result of death or Disability and the denominator of which fraction shall be the number of full and partial months (rounded to the nearest half-month) in the period from the Grant Date to the Normal Vesting Date. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Company’s long-term disability plan as in effect from time to time (or, if that plan is not in effect at the time in question, as it was last in effect).

(c)

Acceleration of Vesting in Event Employment Terminates under Certain Circumstances after a Change in Control. Notwithstanding Section 2(a) but subject to Section 3, if the Employee continues to be employed by the Company or a Subsidiary from the Grant Date to the date on which a Change in Control occurs, and on or after the date on which such Change in Control occurs and before the Normal Vesting Date the Employee ceases to be employed by the Company or a Subsidiary because his employment is terminated by the Company or a Subsidiary without Cause or because he terminates his employment for Good Reason, all of the Restricted Stock Units shall immediately become non-forfeitable. Solely for purposes of this Section 2(c), “Cause” means (i) the willful and continued failure by the Employee to substantially perform the same duties that he performed before the Change in Control, with the same title, authority, reporting relationships, office, compensation, benefits and indemnification as before the Change in Control (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness), after he receives written notice of such failure from the Company or a Subsidiary and at least a 7 day period after his receipt of such written notice to discontinue the failure (which period is stated in the notice), (ii) any conduct by the Employee as an employee of the Company or a Subsidiary that constitutes a serious violation of state or federal laws, or Company policies or standards of conduct as in force and applied before the Change in Control, (iii) dishonesty by the Employee resulting or intended to result in gain or personal enrichment at the expense of the Company or a Subsidiary, or (iv) willful misconduct by the Employee in connection with the performance of his duties that demonstrably and materially injures the business of the Company or that the Employee knows (or should know) is likely to demonstrably and materially injure the business of the Company. For purposes of this Section 2(c), “Good Reason” for termination of the Employee’s employment by the Employee means that (A) the Employee’s title, authority, duties, reporting relationships, office, compensation, benefits or indemnification as they existed before the Change in Control are changed to the material detriment of the Employee without the Employee’s express written consent, or (B) the Company or a Subsidiary fails to pay the Employee any amount or provide the Employee with any benefit that it is obligated to pay or provide, when it is obligated to pay or provide it, and in either case (A) or (B) the situation is not remedied within 7 days after the Company or a Subsidiary receives written notice from the Employee of the situation.

(d)

Accelerated Vesting in Certain Circumstances. In the event that, before the Normal Vesting Date, (i) a Change in Control occurs and the Company concurrently or at any time thereafter (A) is dissolved or liquidated, or (B) is merged, consolidated or otherwise combined with another corporation and is not the surviving corporation, and (ii) the Employee is employed by the Company or a Subsidiary at the time of such dissolution, liquidation, merger, consolidation or other combination (a “Terminal Transaction”), and (iii) on or before the occurrence of the Terminal Transaction the Award is not assumed or an equivalent award is not substituted by another entity, or equivalent publicly-traded equity securities of another corporation are not substituted for shares of Common Stock under the assumed or substituted Award, then in that event the Restricted Stock Units shall immediately become non-forfeitable.

(e)

Additional Vesting Provisions. Any provision above of this Section 2 to the contrary notwithstanding, a Restricted Stock Unit shall not become non-forfeitable pursuant to this Section 2 if, prior to the date (if any) on which such Restricted Stock Unit would become non-forfeitable pursuant to this Section 2, such Restricted Stock Unit was forfeited pursuant to Section 3(b).

3.	FORFEITURE OF RESTRICTED STOCK UNITS.

(a)

Any Restricted Stock Units that have not become non-forfeitable pursuant to Section 2 above on or before the date on which the Employee ceases to be employed by the Company or a Subsidiary shall be forfeited as of that date, and all of the Employee’s rights and interest in and to such forfeited Restricted Stock Units shall thereupon terminate without payment of any consideration by the Company. A transfer of the Employee from the employ of the Company to the employ of a Subsidiary, or from the employ of a Subsidiary to the employ of the Company or another Subsidiary, will not be deemed a cessation of employment for purposes of this Agreement, including this Section 3 and Section 2 above. An approved leave of absence will also not be deemed a cessation of employment for purposes of this Agreement for the duration of such approved leave, unless the Committee provides otherwise at or before its meeting that coincides with or next follows the commencement of such leave.

(b)

If, at any time before shares are delivered to the Employee pursuant to this Agreement, or within six months thereafter, the Employee: (i) directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, investor or in any other capacity, accepts employment with, renders services to or otherwise assists any other business which competes with the business conducted by the Company or any of its Subsidiaries at any time during the two years preceding the conduct in question; (ii) directly or indirectly, hires or solicits or arranges for or participates in the hiring or solicitation of any employee of the Company or any of its Subsidiaries, or encourages any such employee to leave such employment; (iii) uses, discloses, misappropriates or transfers confidential or proprietary information concerning the Company or any of its Subsidiaries (except as required by the Employee's work responsibilities with the Company or any of its Subsidiaries); (iv) commits a crime against the Company or any of its Subsidiaries; (v) engages in an act of moral turpitude that in the opinion of the Committee brings (or may bring) disrepute upon the Company if any payment or further payment of shares is made pursuant to this Agreement; (vi) engages in any activity in violation of the policies of the Company or any of its Subsidiaries, including without limitation the Company’s Code of Business Conduct and Ethics, or (vii) engages in conduct adverse to the best interests of the Company or any of its Subsidiaries; then, unless the Committee, in its sole discretion, decides otherwise, and any provision of this Agreement to the contrary notwithstanding, (A) the Award (including but not limited to any Restricted Stock Units that became non-forfeitable before the Employee engaged in the conduct in question) shall be cancelled, and (B) the Employee shall forfeit and hereby agrees to return to the Company on demand any and all shares of Common Stock that had been delivered to the Employee pursuant to this Agreement; provided that, in the event of a Change in Control, the Award may not be cancelled and shares may not be forfeited for conduct described in clause (vi) or (vii) of this sentence unless the Committee as constituted before a Change in Control determines that the Award should be cancelled and the shares should be forfeited. The provisions of this Section 3(b) are in addition to any other agreements related to non-competition, non-solicitation and preservation of Company confidential and proprietary information entered into between the Employee and the Company, and nothing herein is intended to waive, modify, alter or amend the terms of any such other agreement.

(c)	By executing this Agreement, the Employee irrevocably consents to any forfeiture of Restricted Stock Units required or authorized by this Agreement.

4.	DELIVERY OF SHARES.

(a)

If and when a Restricted Stock Unit becomes non-forfeitable pursuant to Section 2 or as soon as practicable thereafter, a share of Common Stock shall be delivered to the Employee as provided in Section 4(b) in payment of such Restricted Stock Unit. Such share shall be delivered to the Employee no later than the later of (i) the date that is 2½ months from the end of the Employee’s first taxable year in which such share becomes non-forfeitable, or (ii) the date that is 2½ months from the end of the Company’s first taxable year in which such share becomes non-forfeitable.

(b)	The shares of Common Stock delivered pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable. The shares to be delivered shall be credited to a book entry account in the name of the Employee. At the election of the Employee, stock certificates representing such shares will be delivered to the Employee as soon as practicable after the Company’s receipt of the Employee’s election.

5.	CAPITAL ADJUSTMENTS.

(a)

In the case of a stock dividend or a stock split with respect to the Common Stock, the number of shares subject to the Award shall be increased by the number of shares the Employee would have received had he owned outright the shares subject to the Award on the record date for payment of the stock dividend or the stock split.

(b)

Subject to Section 2(d), in the case of any reorganization or recapitalization of the Company (by reclassification of its outstanding Common Stock or otherwise), or its consolidation or merger with or into another corporation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to any of which events the then outstanding shares of Common Stock are combined, or are changed into or become exchangeable for other shares of stock, the Award shall entitle the Employee to earn and receive, on the terms and subject to the conditions set forth in this Agreement, the shares of stock which the Employee would have received upon such reorganization, recapitalization, consolidation, merger, sale or other transfer, if immediately prior thereto he had owned the shares in respect of this Award and had exchanged such shares in accordance with the terms of such reorganization, recapitalization, consolidation, merger, sale or other transfer.

(c)

Except as expressly provided otherwise above in this Section 5 or in Section 10 of the Plan, the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of options, rights or warrants to subscribe therefor or to purchase the same, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or class of shares of stock subject to the Award.

6.

TAXES AND WITHHOLDING. The Committee may cause to be made, as a condition precedent to any delivery or transfer of stock hereunder, appropriate arrangements to satisfy any foreign, Federal, state or local taxes that the Company determines it is required to withhold with respect to such delivery or transfer of stock, and the Committee may require the Employee to pay to the Company prior to delivery of such stock, the amount of any such taxes.

7.

AWARD IS NON-TRANSFERABLE. In no event (a) may the Employee sell, exchange, transfer, assign, pledge, hypothecate, mortgage or dispose of the Award or any interest therein, nor (b) shall the Award or any interest therein be subject to anticipation, attachment, garnishment, levy, encumbrance or charge of any nature, voluntary or involuntary, by operation of law or otherwise. Any attempt, whether voluntary or involuntary, to sell, exchange, transfer, assign, pledge, hypothecate, mortgage, dispose, anticipate, attach, garnish, levy upon, encumber or charge the Award or any interest therein shall be null and void and the other party to the transaction shall not obtain any rights to or interest in the Award. The foregoing provisions of this Section 7 shall not prevent the Award or any Restricted Stock Unit from being forfeited pursuant to the terms and conditions of this Agreement, and shall not prevent the Employee from designating a Beneficiary to receive the Award in the event of his or her death. Any such Beneficiary shall receive the Award subject to all of the terms, conditions and restrictions set forth in this Agreement, including but not limited to the forfeiture provisions set forth in Section 3.

8.

COMPLIANCE WITH LAW. If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of any shares subject to this Award upon any securities exchange or under any state or Federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this Award or the issue of shares hereunder, no rights under the Award may be exercised and shares of Common Stock may not be delivered pursuant to the Award, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and any delay caused thereby shall in no way affect the dates of vesting or forfeiture of the Award. The Employee acknowledges and understands that sales or other dispositions of any shares received under this Award may be subject to restrictions under the Federal securities laws, including Section 16(b) of and Rule 10b-5 under the Securities Exchange Act of 1934 and Rule 144 under the Securities Act of 1933, as well as the Company’s policy on insider trading.

9.

RELATION TO OTHER BENEFITS. The benefits received by the Employee under this Agreement will not be taken into account in determining any other benefits to which the Employee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Employee under any life insurance plan covering employees of the Company.

10.

AMENDMENTS; INTEGRATED AGREEMENT. This Agreement may only be amended in a writing signed by the Employee and an officer of the Company duly authorized to do so. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

11.

NO IMPLIED PROMISES. By accepting the Award and executing this Agreement, the Employee recognizes and agrees that the Company and its Subsidiaries, and each of their officers, directors, agents and employees, including but not limited to the Board and the Committee, in their oversight or conduct of the business and affairs of the Company and its Subsidiaries, may in good faith cause the Company and/or a Subsidiary to act or omit to act in a manner that will, directly or indirectly, prevent all or part of the Restricted Stock Units from becoming non-forfeitable. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Company, any Subsidiary, or any officer, director, agent or employee of the Company or any Subsidiary, or the Board or the Committee, for any forfeiture of Restricted Stock Units that may result, directly or indirectly, from any such action or omission, or shall be interpreted or construed to impose any obligation on the part of any such entity or person to refrain from any such action or omission.

12.

NOTICES. Any notice hereunder by the Employee shall be given to the Chief Executive Officer or Chief Financial Officer of the Company in writing and such notice by the Employee hereunder shall be deemed duly given or made only upon receipt by the addressee at AngioDynamics, Inc., 603 Queensbury Avenue, Queensbury, New York 12804, or at such other address as the Company may designate by notice to the Employee. Any notice to the Employee shall be in writing and shall be deemed duly given if delivered to the Employee in person or mailed or otherwise delivered to the Employee at such address as the Employee may have on file with the Company from time to time.

13.

INTERPRETATION. The Committee shall interpret and construe this Agreement and make all determinations thereunder, and any such interpretation, construction or determination by the Committee shall be binding and conclusive on the Company and the Employee and on any person or entity claiming under or through either of them.

14.	GENERAL.

(a)

Nothing in this Agreement shall confer upon the Employee any right to continue in the employ or other service of the Company or any Subsidiary, or shall limit in any manner the right of the Company, its stockholders or any Subsidiary to terminate the employment or other service of the Employee or adjust the compensation of the Employee.

(b)

The Employee shall have no rights as a stockholder with respect to any shares that may be issued or transferred pursuant to this Agreement until the date of issuance to the Employee of a stock certificate for the shares or the date of entry of a credit for the shares in a book entry account in the Employee’s name.

(c)	This Agreement shall be binding upon the successors and assigns of the Company and upon any Beneficiary of the Employee.

(d)

Any waiver by a party of another party’s performance of, or compliance with, a term or condition of this Agreement shall not operate, or be construed, as a waiver of any subsequent failure by such other party to perform or comply.

(e)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(f)	The titles to Sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

(g)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

(h)

Any provision of this Agreement that would cause any amount payable hereunder to be subject to tax pursuant to Section 409A(a)(1)(A) of the Internal Revenue Code as amended by Section 885 of the American Jobs Creation Act of 2004 shall be administered, interpreted and construed to the end that such Section of the Code shall not apply to such amount. The Employee hereby agrees to execute in 2005 any amendments to this Agreement that the Company determines are necessary or advisable to avoid subjecting any amount payable hereunder to tax pursuant to that Section of the Code. Nothing in this paragraph or elsewhere in this Agreement or the Plan shall be construed as a representation or warranty by the Company that any amount payable hereunder will not be subject to tax pursuant to that Section of the Code.

(i)

This Agreement is intended to document a Restricted Stock Unit Award within the meaning of Section 2(aa) of the Plan, a copy of which has been or is herewith being supplied to the Employee and the terms and conditions of which are hereby incorporated by reference. Anything herein to the contrary notwithstanding, each and every provision of this Agreement shall be subject to the terms and conditions of the Plan, which shall control in the event of any conflict.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ANGIODYNAMICS, INC.

By:___________________________________

Title:__________________________________

[SEAL]

Attest:

____________________________________

Secretary

EMPLOYEE

___________________________________